EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Nos. 333-91596, 333-98293, 333-106363 and 333-152578) on Form S-8 of our report dated March 1, 2017, relating to the consolidated financial statements of FNB  Bancorp as of December 31, 2016 and 2015 and for each of the three years in the period ended December 31, 2016, and the effectiveness of internal control over financial reporting as of December 31, 2016, which report appears in the December 31, 2016 Annual Report on Form 10-K of FNB Bancorp.

/s/ Moss Adams LLP

Sacramento, CA

March 1, 2017

136